UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 10, 2024
Date of Report (date of earliest event reported)
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NewLake Capital Partners, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	000-56327 (Commission File Number)	83-4400045 (I.R.S. Employer Identification Number)
50 Locust Avenue, First Floor New Canaan, CT 06840
(Address of principal executive offices and zip code)
(203) 594-1402
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 Exchange Act. Emerging growth company
(§240.12b-2 of this chapter).     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 - Change in Registrant's Certifying Accountant.

The Audit Committee of the Board of Directors of NewLake Capital Partners, Inc. (the “Company”) has engaged Marcum LLP ("Marcum") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024, effective on July 10, 2024.

During the Company’s two most recent fiscal years (fiscal years ended December 31, 2023 and 2022) and the subsequent interim period through July 10, 2024, neither the Company nor anyone on its behalf consulted Marcum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of July, 2024.

NewLake Capital Partners, Inc.

By:	/s/ Lisa Meyer
Name:	Lisa Meyer
Title:	Chief Financial Officer, Treasurer and Secretary